UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2019 (November 5, 2019)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2019, the Board of Directors of On Track Innovations Ltd. (the “Company”) appointed Mr. Yehuda Holtzman to serve as the Company’s new Chief Executive Officer, succeeding former Interim Chief Executive Officer, Mr. Assaf Cohen, effective as of December 1, 2019 or an earlier date as may be agreed to by the parties (the “Commencement Date”).

Mr. Holtzman, age 59, served from 1998 to 2011 as president of MobileAccess Ltd., a cellular technology company he co-founded and sold to Corning in 2011. Following that, Mr. Holtzman co-founded and was the Chief Executive Officer of ExploreGate Ltd., a big data/AI company, and from 2016 until 2018, he was the Chief Executive Officer of Mobilogy Inc., a provider of mobile lifecycle solutions which was acquired in 2018.

On November 5, 2019, the Company and Mr. Holtzman entered into an employment agreement, which provides, among other things, that Mr. Holtzman will enter into office as the Chief Executive Officer of the Company on the Commencement Date, in consideration of a monthly gross salary of NIS 76,000 and other standard benefits. In addition, and pursuant to the employment agreement, Mr. Holtzman (i) shall receive options to purchase 450,000 ordinary shares of the Company (subject to a three-year vesting period, so that each portion of 150,000 options shall vest on each of the first, second and third anniversaries of the Commencement Date, all subject to the terms and provisions of the Company’s 2001 Share Option Plan, as in effect from time to time (the “Option Plan”)); (ii) shall receive, during each calendar year starting and also for 2020, options to purchase 100,000 ordinary shares of the Company, subject to the terms and provisions of the Option Plan; and (iii) shall be eligible to receive an annual bonus of up to 10 months’ gross base salary, all subject to the approval of the Company’s general meeting of shareholders. The Company intends to submit Mr. Holtzman’s employment agreement for approval at the Company’s next general meeting of shareholders.

There are no arrangements or understandings between Mr. Holtzman and any other persons pursuant to which he was elected as the Company’s Chief Executive Officer, and, except for the employment agreement described above, Mr. Holtzman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Holtzman does not have a family relationship with any member of the Board of Directors of the Company or any executive officer of the Company.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 5, 2019, by and between the Company and Mr. Yehuda Holtzman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 6, 2019	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Interim Chief Executive Officer and Chief Financial Officer

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